Exhibit 10.18
CUMMINGS PROPERTIES, LLC
STANDARD FORM
08070435 -RSY -B
COMMERCIAL LEASE
     In consideration of the covenants herein, Cummings Properties, LLC (“LESSOR”) hereby leases to BioEnergy International, LLC ( a DE LLC), 99 Longwater Circle, Suite 201, Norwell, MA 02061 (‘LESSEE’’) the following premises, (“the leased premises”), for a term of five years and two months commencing at noon on the date that is the later of November 15, 2007 or the date the leased premises is substantially completed and delivered to LESSEE and ending at noon on the date that is 62 months following the date that is the later of November 15, 2007 or the date the leased premises is substantially completed and delivered to LESSEE unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease.
     1. RENT. LESSEE shall pay to LESSOR base rant at the rate of three hundred twenty two thousand five hundred sixty (322,560) U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $26,880 on the first day of each calendar month, without offset or deduction. The first monthly payment. plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made upon LESSEE’s execution of this lease. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801, or at such other place as is designated in writing by LESSOR. If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts all items, all urban consumers), U.S. Bureau of Labor Statistics, then base rent due during each calendar year of this lease and any extensions thereof shall be annually adjusted in proportion to any increase in the Index. All such adjustments shall take place with the rent due each January 1. The base month from which to determine the amount of each Increase in the Index shall be January 2007 , which figure shall be compared with the figure for November 2008 , and each November thereafter to determine the increase (if any) in the base rent to be paid during the following calendar year. If the Consumer Price Index referenced above is discontinued as a measure of ‘Cost of Living changes, LESSOR shall substitute a comparable index then in general use.
     2. SECURITY DEPOSIT. LESSEE shall pay to LESSOR a security deposit of two hundred thousand (200,000) U.S. dollars, drawn on a U.S. bank, upon LESSEE’s execution of this lease, which shall be held as security for LESSEE’s performance hereunder and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the conditions hereof. LESSEE may not apply the security deposit to any payment due under the tease In the event of any default or breach of this lease by LESSEE, however, LESSOR may elect to apply the security deposit first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any outstanding invoice or other payment due to LESSOR, and then to outstanding rent. If all or any portion of the security deposit is applied to cure a default or breach during the term of this lease, LESSEE shall restore said deposit forthwith. LESSEE’s failure to remit the full security deposit or any portion thereof or to restore said deposit when due shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and first month’s rent on a timely basis, LESSOR may retake possession and relet the leased premises for LESSEEs account, or declare this lease null and void for failure of consideration.
     3. USE OF PREMISES. LESSEE shall use the leased premises only for executive and administrative offices, research and development and laboratory.
     4. REAL ESTATE TAX INCREASES. LESSEE shall pay to LESSOR as additional rent a proportionate share (currently 7.6 percent) (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building (currently 141,952 square feet) or buildings of which the leased premises are a part (hereinafter called the building)) of any increase in the real estate taxes levied against the land and building, whether such increase is caused by an Increase in the tax rate or the assessment on the property, or a change in the method of determining real estate taxes. Any additional rent shall be prorated should the lease terminate before the end of any tax year. The base from which to determine the amount of any increase In taxes shall be the rate and the assessment in effect as of July 1, 2007 net of abatements, if any.
     5. UTILITIES. LESSOR shall provide existing equipment to heat and cool the leased premises. LESSEE shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR shall designate at any time. LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises.
     6. COMPLIANCE WITHIN LAWS. LESSEE agrees not to use the leased premises in any way that may be unlawful, improper, noisy, offensive or contrary to any applicable local, state or federal statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered by Worker’s Compensation insurance and shall obtain any licenses and permits necessary for LESSEE’s use and occupancy. LESSEE shall be responsible for causing the leased premises and any alterations by LESSEE allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.
     7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease, When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made for so long as the leased premises are unsuitable for LESSEE’s intended use, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said fire, casualty or taking of its intention to restore the leased premises and LESSOR thereafter fails to diligently pursue restoration of the leased premises; or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days after said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE’s property or equipment.
     8. FIRE INSURANCE. LESSEE shall not permit any use of the leased premises which will adversely affect or make voidable any Insurance on the property of which the teased premises are a part, or on the contents of said property, or which shall be contrary to any law, regulation or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, or LESSOR’s insurer. LESSEE shall on demand reimburse LESSOR all extra insurance premiums caused by LESSEE’s use of the leased premises for any use other than as provided in Section 3 above. LESSEE shall not vacate the leased premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours, or cause or allow the utilities serving the teased premises to be terminated.
     9. SIGNS. LESSOR, at LESSOR’s expense, shall erect promptly upon commencement of this lease, and then LESSEE shall maintain signage on or near the endtrance doors for the leased premises in accordance with building standards for style, size, wording, design, location, etc. now or hereafter made and consistently applied by LESSOR. LESSEE shall obtain LESSOR’s prior written consent before erecting any sign, and LESSOR may, at LESSEE’S expense, remove and dispose of any sign not approved, erected, maintained or displayed in conformance with this lease.
     10. MAINTENANCE OF PREMISES. Except as otherwise provided below, LESSOR will be responsible for the structural maintenance of the leased premises and for maintenance of the roof, landscaping, heating and cooling equipment, sprinklers, doors, locks, plumbing and electrical wiring, but specifically excluding damage caused by the careless, malicious, willful or negligent acts of LESSEE or its agents, employees or invitees, and chemical corrosion or water damage from any source except LESSOR’s negligence. LESSEE agrees to maintain at its expense all other aspects of the leased premises in the same condition as they are at the commencement of the lease term or as they may be put in with LESSOR’s written consent during the term of this lease, normal wear and tear out excepted, and whenever necessary to replace light bulbs and glass, acknowledging that the leased premises will be in good order and the light bulbs and glass whole upon delivery by LESSOR. LESSEE shall properly control and vent all chemicals, radioactive materials, smoke, odors and other materials that may be harmful, and shall not cause the area surrounding the leased premises or any other common area to be In anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines or any other portion of the building which results from the discharge or use of any substance by LESSEE. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. If the leased premises include any wooden mezzanine-type space, the floor capacity of such space is suitable only for office use, tight storage or assembly work. LESSEE will protect any flooring with chair pads under any rolling chairs. Unless heat is provided at LESSOR’s expense, LESSEE shag maintain sufficient heat to prevent freezing of pipes or other damage. Notwithstanding the foregoing, any increase in heating, ventilating, air conditioning, plumbing or electrical equipment or capacity, and any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is associated with some specific aspect of LESSEE’s use, whether installed by LESSOR, LESSEE or a prior occupant, shall be LESSEE’s sole responsibility at LESSEES expense, and subject to LESSOR’s prior written consent. All maintenance provided by LESSOR shall be during LESSOR’s normal business hours.
     11. ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any terms or conditions hereof, LESSEE may assign this lease or sublet or allow another entity or individual to occupy the whole or any part of the leased premises, but only with LESSOR’s prior written consent In each and every instance. In no case may LESSEE assign this lease or sublet the leased premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit shall be paid to and held by LESSOR. If LESSEE notifies LESSOR in writing of its desire to assign this lease or sublet the ‘paced premises, LESSOR shall have the option to terminate this lease, at an effective date to be determined by LESSOR, upon written notice to LESSEE. Notwithstanding LESSOR’s consent to any assignment or sublease, LESSEE arid GUARANTOR shall remain liable to LESSOR for the payment of all rent and for the full performance of all covenants and conditions of this lease.
     12. ALTERATIONS. LESSEE shall not make structural alterations, additions or improvements of any kind to the leased premises except for the structural alterations to be shown on the plan referred to in Paragraph F of the Rider to Lease to be completed by LESSOR or its agents, but may make nonstructural a alterations, additions or improvements with LESSOR’s prior written consent All such allowed alterations, additions and improvements shall be at LESSEE’s expense and shall conform with LESSOR’s building standards and construction specifications. If LESSOR or its agent provides any services or maintenance for LESSEE in connection with such alterations, additions and improvements or otherwise under this lease, LESSEE will promptly pay any just invoice. LESSEE shall obtain a lien waiver from any contractor it employs prior to commencement of any work. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such hen to be released or removed forthwith without cost to LESSOR. Any alterations, additions and improvements shall become part of the leased premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, change the arrangement of parking areas, stairs or walkways, or otherwise alter common areas or the exterior of the building provided such changes do not materially interfere with LESSEE’s use of the leased premises.
     13. LESSOR’S ACCESS. LESSOR and its agents and designees may at any reasonable time with reasonable notice except in the case of an emergency, enter to view the leased premises; to show the leased premises to a , others; to make repairs and alterations as LESSOR or Its designee should elect to do for the leased premises, the common areas, or any other portions of the building; and without creating any obligation or liability for LESSOR, but at LESSEE’s expense, to make repairs which LESSEE is required but has failed to do.

     14. SNOW REMOVAL The plowing of snow from all roadways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways and steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE, except for loading areas following LESSEE’s prior request in each instance. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE’s employees, agents, callers or invitees for damage or personal injury resulting in any way from snow or ice on any area serving the leased premises.
     15. ACCESS AND PARKING. Unless otherwise provided herein, LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. LESSEE shall not obstruct any portion of the building or its walkways and approaches. No unattended parking (i.e. parking where the driver of a vehicle is not readily available at the leased premises) will be permitted between 7:00 PM and 7:00 AM without LESSOR’s prior written approval, and from November 15 through April 15 annually, such parking shall be permitted only in those areas designated for assigned overnight parking. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE or LESSEE’s employees, agents, callers or invitees, at any time. LESSOR shall not provide, and shall not be responsible for providing, any security services.
     16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons and damage to any property, including damage by fire or other casualty, occurring in or on the leased premises (including any common areas as described below) and arising out of the use, control, condition or occupancy of the leased premises by LESSEE, except for death, personal injuries or property damage (erectly resulting from the sole negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER (as defined below) from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments and attorney’s fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, stairs, corridors, roofs, walkways and elevators (herein collectively called the common areas) shall be considered a part of the leased premises for liability and insurance purposes when they are used by LESSEE or LESSEE’s employees, agents, callers or invitees.
     17. INSURANCE. LESSEE shall secure and carry at its own expense a commercial general liability policy insuring LESSEE, LESSOR and OWNER against any claims based on bodily injury (including death) or property damage arising out of the condition of the leased premises (including any common areas as described above) or their use by LESSEE, including damage by fire or other casualty, such policy to insure LESSEE, LESSOR and OWNER against any claim up to $1,000,000 for each occurrence involving bodily injury (including death), and 51,000,000 for each occurrence involving damage to property. The insurance shall be primary to and not contributory with any insurance carried by LESSOR. whose insurance shall be considered excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or some other form approved by LESSOR, and each such policy shall be written by or with a company or companies satisfactory to LESSOR. Prior to occupancy, LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such Insurance is in force and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days’ prior written notice to each insured. If LESSEE fails to provide or maintain such insurance at any time during the term of this lease, LESSOR may elect to contract for such insurance, and LESSEE shall pay LESSOR any costs that LESSEE would incur for such insurance in complying with this section, plus LESSOR’s administrative expenses.
     18. BROKERAGE. LESSEE warrants and represents to LESSOR that LESSEE has dealt with no broker or third person with respect to this lease except for David Goodhue of Meredith & Grew to whom LESSOR shall pay a commission (estimated at $52,899.84) in accordance with LESSOR’s standard fee schedule, and LESSEE agrees to indemnify LESSOR against any brokerage claims arising out of this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed no exclusive broker or agent in connector) with this lease. If either party introduces a broker or third person on its behalf for any extension, renewal or expansion of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker or third person.
     19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show mortgages or other such instruments in the nature of a mortgage.
     20. DEFAULT AND ACCELERATION OF RENT. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s property or (b) LESSEE shall default in the observance or performance of any of LESSEE’s covenants, agreements or obligations hereunder, and such default shall not be corrected within 10 days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of ails lease witted, and/or to remove LESSEE’s effects, without being guilty of trespass or conversion, and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE defaults in the payment of the security deposit, rent, taxes or substantial invoice from LESSOR or LESSOR’s agent, and such default continues for 20 days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due hereunder as of the date of LESSOR’s notice using the published prime rate then in effect, shall immediately become due and payable as liquidated damages. No actions taken by LESSOR under this section shall terminate LESSEE’s obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on better of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE’s occupancy, then to offset any unpaid invoice or other payment due to LESSOR and then to unpaid rent LESSEE shall pay any invoice within 20 days after receipt If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one time late charge for each past due payment equal to one percent of such overdue amount or $35, whichever is greater.

LESSEE shall also pay LESSOR interest at the rate of 18 percent per annum on any past due payment.
     21. NOTICE. Any notice from LESSOR to LESSEE relating to the teased premises or this lease shall be deemed duly served when left at the leased premises, or served by constable, delivered to 99 Longwater Circle, Norwell, MA 02061, Attn: Stephen J. Gatto or to the last address designated by notice in accordance with this section, by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or this lease shall be deemed duly served when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or at LESSOR’s last designated address. No oral notice or representation shall have any face or effect. Time is of the essence in the service of any notice.
     22. OCCUPANCY. If LESSEE takes possession of the leased premises prior to the start of the lease term, LESSEE MI perform and observe aft of its covenants under this lease from the date upon which it takes possession. If LESSEE continues to occupy, control or encumber all or any part of the leased premises after the termination of this lease without the written permission of LESSOR, LESSEE shall be liable to LESSOR for any and all loss, damages or expenses incurred by LESSOR, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be one and one-half times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR’s then current published rent for the teased premises, it being understood that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE and of greater rental value. LESSEE’s control, occupancy or encumbrance of all or any part of the leased premises beyond noon on the last day of any monthly rental period shall constitute LESSEE’s occupancy for an entire additional month, and increased payment as provided in this section shall be due and payable immediately in advance. LESSOR’s acceptance of any payments from LESSEE during such extended occupancy shall not after LESSEE’s status as a tenant at sufferance.
     23. FIRE PREVENTION. LESSEE agrees to use every reasonable precaution against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment and exit signs, and to complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’s insurer or any similar entity.
     24. OUTSIDE AREA Anything held or stored by LESSEE in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed by LESSOR at LESSEE’s expense upon 24 hours’ prior notice, which notice may be by telephone, facsimile or email. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’s expense by whichever disposal firm LESSOR may designate. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable, LESSEE’s proportionate share of any charges associated therewith.

     25. ENVIRONMENT. LESSEE will use the leased premises so as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, exhaust, smells, vibrations, noise, pets, accumulation of garbage or trash, vermin or other pests, or otherwise, and will at its expense employ a professional pest control service determined necessary by LESSOR. LESSEE agrees to maintain elective devices for preventing damage to plumbing and heating equipment from deionized water, chemicals or hazardous materials which may be present at the leased premises. Except as otherwise provided for herein, no hazardous materials or wastes shall be used, stored, disposed of, or allowed to remain at the leased premises at any time without LESSOR’s specific approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion or other damage in anyway associated with the use, storage and/or disposal of same by LESSEE.
     26. RESPONSIBILITY. Subject to Section 16 above, neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE’s obligations under this lease be reduced because of, loss or damage caused in any way by the use, leakage, seepage, flooding or escape of water or sewage in any form or from any source, by the interruption or cessation of any service rendered customarily to the leased premises or building or agreed to by the terms of this lease, by any accident, the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, by any change in any utility or service provider, or by any cause beyond LESSOR’s immediate control.
     27. SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE’s goods and effects from the leased premises, and shall deliver to LESSOR actual and exclusive possession of the leased premises and all keys and locks thereto, all fixtures, equipment and workstations of any type connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE. LESSOR or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing and plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, water coolers, security, surveillance and fire protection systems, telecommunications and data wiring, telephone equipment, air and gas distribution piping, compressors, overhead cranes, hoists, cabinets, counters, shelving, signs, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, generators, distribution panels, bus ducts, raceways, outlets and disconnects, and furnishings and equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor, ceiling, roof, pavement or ground, or which have been directly wired or plumbed to any portion of any building or other system serving the leased premises, including but not limited to water supply, drainage, venting or air or gas distribution systems. Notwithstanding the foregoing, prior to termination of this lease, LESSEE shall, if requested by LESSOR, remove or tag for future use any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the leased premises fully sanitized from any chemicals or other contaminants, broom clean, and in at least the same condition as they were at the commencement of the lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering the leased premises until it delivers the leased premises to LESSOR in the condition required under this lease. Any of LESSEE’s property that remains in the leased premises upon termination of the lease shall be deemed abandoned and shall be disposed of as LESSOR sees fit, with no liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’s expense; retain same under LESSOR’s control; sell same at public or private sale (without notice) and apply the net proceeds of such sale to the payment of any sum due hereunder; or destroy same. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.
     28. GENERAL. (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for-obligations occurring only while LESSOR or owner of the leased premises. (c)Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has occurred and only in a court , within the Commonwealth of Massachusetts. (d) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall, be bringing upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner or beneficiary individually. (e) If LESSOR is not the owner (OWNER) of the teased premises LESSOR represents that OWNER has agreed to be bound by the terms of this lease, (f) This lease is made and delivered in the Commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof. (g) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations, statements and negotiations relating in any way to the subject matter herein. This lease may not be extended or amended except by written agreement signed by both parties, or as otherwise provided herein, and no other subsequent orator written representation shall have any effect hereon. (h) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE’s intended use. (i) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest practical date. A proportionate abatement of rent, excluding the cost of any amortized improvements to the leased premises, for such time as LESSEE may be deprived of possession of the leased premises shall be LESSEE’s sole remedy, except where a delay in delivery is caused in any way by LESSEE. (j) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (k) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease or any subsequent amendment or extension, or receive LESSOR’s consent as provided for herein, if LESSEE is at that time in default of any terms or conditions hereof. (l) Except as otherwise provided herein, neither LESSOR, nor OWNER, nor LESSEE shall be liable for any special, incidental, indirect or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages. (m) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. (n) No restriction, condition or other endorsement by LESSEE on any check, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease (o) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR in connection with any consent requested by LESSEE or in enforcing any or all obligations of LESSEE under this lease. (p) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. (q) LESSEE’s covenants under this lease shall be independent of LESSOR’s covenants, and LESSOR’s failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (r) LESSOR, LESSEE , OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease. (s) See attached Rider to Lease for additional provisions.
     29. WAIVERS, ETC. No consent or waiver, express or implied, by either party to or of any breach of any covenant, condition or duty of the other party shall be construed as ea a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, corporations, or other legal entities, or a partnership, or some combination thereof, LESSEE’s obligations are joint and several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.
     IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals, intending to be legally bound hereby this 14th day of September, 2007.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	08070435-RSY- 11
RIDER TO LEASE
The following additional provisions are incorporated into and made a part of the attached lease:
     A. CONFLICTS. In the event of any conflict between any provision of this Rider to Lease and the attached lease, the provisions of this Rider shad govern.
     B. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by SESD regulations, and LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance by LESSEE with such regulations.
     C. ACTIVITY AND USE RESTRICTION. With respect to leases at Cummings Center in Beverly and 10 and 18 Commerce Way in Woburn (only), and except as provided below, the following activities and uses are expressly prohibited at the property of which the leased premises are a part residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface sods at the property. Notices of Activity and Use Limitation providing further information have been recorded at the Essex South Registry of Deeds and the Middlesex South Registry of Deeds, respectively, as well as recorded amendments authorizing both child care and a pubic elementary school in specific locations at Cummings Center.
     D. PARKING. LESSEE shad be entitled to use, in common with others, a proportionate share of the total number of common area parking spaces provided for the building *(based on square footage leased by LESSEE as compared with the total leasable square footage of the building). The number of spaces used by LESSEE’s employees, agents and invitees shall not at any time exceed LESSEE’s proportionate share of the total spaces for the building. For purposes of determining LESSEE’s compliance with this paragraph at any time, the number of spaces used by LESSEE shall be presumed to equal the number of persons who are then present at the leased premises. *(currently 25 parking spaces)
     E. RECORDING AND SECURITY. Although LESSOR may choose at any time to record activities at the budding with unmonitored remote television cameras, LESSEE acknowledges and agrees that, as provided in Section 15 above, LESSOR is not thereby or in any other way providing any security service for LESSEE or its employees, agents, invitees, contractors and representatives, and that LESSOR has made no representations whatsoever, %mitten or oral, concerning the safety of the leased premises or the presence, effectiveness or operability of any security devices or security measures, or the safety or security of LESSEE, its employees, agents, invitees, callers, contractors and representatives, or LESSEE’s property, against the criminal or wrongful acts of third parties. Additionally, LESSEE accepts full responsibility for protecting the persons and property of LESSEE and those of its employees, agents, invitees, callers, contractors and representatives, and (acknowledging that security devices or measures may fad or be thwarted by criminals, by other third parties or by electrical or mechanical malfunction), agrees not to rely on any such devices or measures, and to protect itself, its property, and its employees, agents, invitees, callers, contractors and representatives as if such devices or measures did not exist.
     F. LESSOR, at LESSEE’s request and sole expense, shall make alterations necessitated by LESSEE’s use of the leased premises according to a plan to be mutually agreed upon by both parties. At LESSEE’s request, the charges for certain alterations, in an amount not to exceed $400,000, agreed to in advance and completed by LESSOR or LESSOR’s agents, will be incorporated into the lease by separate amendment to be attached hereto, amortized with interest at eight percent per annum, and then paid for by LESSEE in the same manner as base rent which shall otherwise be due.
     G. LESSOR will use reasonable efforts to substantially complete, except for punch list items, if any, the modifications to the leased premises within 60 days after full execution of this lease, payment in full of the first month’s rent and security deposit by LESSEE, approval of final plans and specifications and LESSOR’s obtaining a building permit (the “Completion Date”).
     H. If LESSOR fails to substantially complete the modifications on or before January 15, 2008, LESSEE may elect to cancel this lease by giving LESSOR written notice to that effect on or before January 18, 2008, whereupon LESSOR shall refund all monies previously paid by LESSEE to LESSOR and neither party shall have any further obligation to the other. Cancellation of the lease and refund of any monies paid by LESSEE shall be LESSEE’s sole and exclusive remedies for any failure by LESSOR to substantially complete the modifications as provided herein. In the event LESSEE in any way delays LESSOR’s substantial completion, however (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s work, any delay in LESSEE providing information to LESSOR for any permits or plans and any interference by LESSEE or LESSEE’s representative with LESSOR’s work), there shall be no abatement of rent for such period of delay, and the above dates for substantial completion and notice of termination shall be extended by the length of such delay. Time is of the essence.
     I. LESSEE may occupy the leased premises one day following the Completion Date and production of all required insurance certificates.
     J. Notwithstanding anything to the contrary in Section 1 of the lease, Lessee shall pay monthly base rent due during the initial 62 month term of this lease only, from the later of November 15, 2007 or the date the leased premises is substantially completed and delivered to

LESSEE in accordance with this lease pursuant to the schedule below. All other terms and conditions of Section 1 shall continue to apply.

Term	Monthly Rent
Months 1-2	$0
Months 3-14	$22,480.00
Months 15-26	$24,192.00
Months 27-38	$25,088.00
Months 39-50	$25,984.00
Months 51-62	$26,880.00
     K. Notwithstanding Section 1 above, LESSEE’s payment of any “Cost of Living” increase for the initial lease term (only) is hereby waived.
     L. Provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE shall have a one-time option to extend this lease, including all terms, conditions, and escalations herein, for one additional term of three years (the “option term”) by serving LESSOR with written notice of its desire to so extend this lease. The time for serving such written notice shall be not more than 12 months or less than six months prior to the expiration of the initial lease term. Additionally, notwithstanding the provisions of Section 1, annual base rent during the option term shall be the annual base rent that would otherwise be in effect as of the commencement of the option term. The base month from which to determine the amount of each “Cost of Living” adjustment during the option term shall then be changed to January 2013, the “comparison” month shall be changed to November 2013, and the first adjustment during the option term shall take place with the rent due on January 1, 2014. Section 1 shall continue to apply in all other respects during the option term. Time is of the essence.
     M. Notwithstanding anything to the contrary in Section 25 above, LESSEE may use or store hazardous materials or hazardous wastes within the leased premises, provided LESSEE fully complies with any applicable local, state, or federal law, regulation, ordinance and bylaw. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage and personal injury in any way associated with any use, storage, or disposal of such materials. In the event any hazardous materials or hazardous wastes remain in the leased premises after the termination of the lease or, if applicable, the date LESSEE relocates from the leased premises to new premises pursuant to an amendment to the lease (collectively the “Vacate Date”), LESSEE authorizes LESSOR to properly dispose of them on LESSEE’s behalf and at LESSEE’s sole expense.
     N. Prior to the Vacate Date, LESSEE, at LESSEE’s sole expense, shall engage an independent and certified industrial hygienist (the “CIH”) to prepare a decontamination work plan (“work plan”) for the leased premises in accordance with all CIH professional standards and all applicable laws to address all conditions arising out of LESSEE’s tenancy. LESSEE shall complete all measures specified in the work plan, including but not limited to, testing and cleaning of all surfaces, HVAC equipment, ductwork, and other building components recommended therein. The CIH shall certify to LESSOR that as of the Vacate Date, the entire leased premises and any extension thereof used in any way by LESSEE are free from any harmful chemical, biological, radioactive or other contamination arising out of LESSEE’s tenancy, in accordance with all applicable CIH professional standards and all applicable laws, regulations, ordinances and bylaws. Said certification shall confirm the clean condition of all HVAC equipment, ductwork, plumbing fixtures, drains, tanks, mechanical systems, cabinetry, countertops, walls, ceilings, floors, casework, pH adjustment tanks and acid neutralization equipment, all other surfaces and the indoor air quality at the leased premises; that LESSEE has completed all measures specified in the work plan; and that there are no restrictions on future use and occupation by others. A copy of the work plan shall be provided to LESSOR together with this certification. Also, in the event LESSEE uses or stores any radioactive materials within the leased premises at any time, LESSEE shall obtain a written statement from the commonwealth of Massachusetts fully decommissioning the leased premises in accordance with all applicable laws, regulations, ordinances and bylaws. These certifications and all cleaning shall be completed prior to the Vacate Date. The leased premises shall be deemed occupied by LESSEE unless and until LESSEE has fully vacated and returned the leased premises in accordance with the lease, has provided the required certifications to LESSOR and completed all cleaning.
     O. LESSEE’s maintenance obligations as provided in Section 10 above shall specifically include, without limitation, monthly inspections, and repair and replacement as needed, of all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment, and drain lines into which said tanks and equipment discharge; backflow preventers; air filters; and all other exhaust and intake fan components, including belts, but excluding existing make-up air units. LESSEE shall be responsible for all maintenance and repairs of said equipment, both routine and otherwise, including semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in pH adjustment tanks. LESSEE acknowledges and agrees that, notwithstanding Section 10 above, the plumbing and electrical systems serving the leased premises shall be maintained by LESSEE at its sole expense, and LESSEE agrees to accept said systems “as is.” *Notwithstanding the preceding sentence, LESSOR shall maintain the plumbing and electrical systems exclusivity serving the office portion of the leased premises and existing space heating and cooling equipment serving the entire leased premises including lavatories located within the leased premises. LESSEE agrees that all wastewater discharged from the leased premises shall be neutralized to a pH range between 6 and 9, or, in the case of deionized water, shall be appropriately diluted or treated, and shall fully comply with all applicable state and local statutes, codes, regulations and/or ordinances.
     P. LESSEE shall notify LESSOR in writing within 30 days following LESSOR’s request and 30 days prior to the Vacate Date of LESSEE’s compliance with its inspection and maintenance obligations as described above.
     Q. The preceding four paragraphs regarding LESSEE’s responsibility for the maintenance and condition of the leased premises are a key consideration of this lease.
     R. LESSOR consents to LESSEE’s access to the roof of the building for the purpose of performing LESSEE’s maintenance obligations as set forth above (only). LESSEE agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury associated in any way with the activities of LESSEE and LESSEE’s agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE’s equipment on the roof, including but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.
     S. In lieu of the $200,000 cash security deposit provided in Section 2 above, LESSEE may substitute an Irrevocable Letter of Credit negotiable on sight in the amount of $200,000, provided said Letter of Credit is issued by the Bank of America or Citizens Bank; provides for payment to LESSOR immediately and on sight upon LESSOR’s delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under this lease or is otherwise permitted under this lease; terminates no earlier than 30 days after the termination of the lease; and is otherwise in a form acceptable to counsel for LESSOR. Either the Letter of Credit or the cash security deposit for which it is being substituted shall be delivered to LESSOR upon LESSEE’s execution of this lease. If the cash security deposit is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a Letter of Credit that fully complies with this paragraph. LESSEE shall pay LESSOR for legal and administrative expenses incurred by LESSOR in connection with this Letter of Credit.
     T. Whenever LESSOR’s or LESSEE’s consent, agreement or approval is required under this lease, said consent, agreement or approval shall not be unreasonably withheld or delayed.
     U. During the Initial term of this lease, provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of this lease, LESSEE shall have the one-time right of first lease of approximately 2,453 square feet of additional space at 67 Cummings Park under proportionately the same terms and conditions as this lease as said space next becomes available for lease directly from LESSOR, subject to the right of the then current lessee (if any) to extend or otherwise renegotiate its lease. LESSEE shall have 48 hours from receipt of notice from LESSOR of said availability to execute a lease or amendment to this lease for said additional space on said terms and conditions. If LESSOR fails to notify LESSEE of the availability of said space and leases said space to others, and LESSEE notifies LESSOR of its desire to lease said space and immediately executes LESSOR’s then current standard form lease or amendment to lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within said 60 days and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR with written notice within 30 days after expiration of the 60-day relocation period, to occupy a similar amount of additional space elsewhere in one of LESSOR’s buildings at no charge until such time as LESSOR delivers possession of 67 Cummings Park. This shall be LESSEE’s exclusive remedy for any failure by LESSOR to deliver possession of 67 Cummings Park or any breach by LESSOR of the provisions of this paragraph. Time is of the essence.
     V. Prior to the termination of the lease, LESSEE shall remove any and all equipment supplied and installed by LESSEE in the leased premises subsequent to the date the leased premises was substantially completed and delivered to LESSEE. In addition, prior to the termination of the lease, LESSEE shall repair and restore the leased premises to substantially the same condition the leased premises was in on the day the leased premises was substantially completed and delivered to LESSEE. Any such removal, repair and restoration shall include, at LESSOR’s option, the complete removal of all systems serving said equipment, including without limitation, any piping, conduits, chases, ductwork, rooftop equipment, wiring and/or other components serving or dedicated to said equipment. LESSEE must complete all such removal, repair, restoration and other work prior to the termination date of this lease, and the leased premises shall not be considered surrendered to LESSOR until LESSEE has fully complied with all the provisions of this paragraph and Section 27 of the lease. Time is of the essence.
     W. LESSEE shall have the right to assign this lease to an entity in which LESSEE owns at least a 50 percent interest, an entity which owns at least a 50 percent interest in LESSEE, an entity which is under common control with LESSEE, or an entity which is formed as a result of a merger or consolidation involving LESSEE, without further consent from LESSOR, provided LESSEE serves LESSOR with prior written notice to that effect, together with all required certificates of insurance from the assignee. The provisions of Section 11 shall govern said assignment in all other respects.
     X. In the event of any future changes in the size of the leased premises or the total leasable square footage of the building, there shall be a corresponding adjustment of LESSEE’s proportionate share of both increase in real estate taxes set forth in Section 4 above, and non-exclusive parking spaces set forth in Paragraph D above.
     Y. LESSEE’s agreement to subordinate this lease to any and all mortgages and/or other instruments In the nature of a mortgage, now or at any time in the future, is conditional upon the mortgagee’s agreement that LESSEE’s possession will not be disturbed so long as LESSEE is not in default in the payment of rent or other covenants or obligations hereof.
     Z. LESSEE shall reasonably and quietly have, hold and enjoy the leased premises for the term hereof without hindrance or molestation from LESSOR, provided LESSEE is not in arrears of any rent or invoice payment and is in full compliance with all terms, conditions and obligations of this lease.
     AA. In the event LESSOR approves a sublease or an assignment of the lease, LESSEE shall pay LESSOR on the first day of each month during the period of the sublease or assignment, 50 percent of any amount by which the payments due to LESSEE under the sublease or assignment exceed the rent payment due from LESSEE to LESSOR for that month. Such amount shall, however, be calculated on a proportionate basis in the case of a sublease of only a portion of the leased premises.
     BB. LESSOR represents and warrants that, as of the date the leased premises is substantially completed and delivered to LESSEE, the leased premises shall be in substantially the same condition as reflected in that certain Post Vacancy Site Inspection for Hazardous Materials prepared by ATC Associates, Inc. dated May 12, 2005 (revised October 26, 2006). LESSOR shall indemnify and hold harmless LESSEE for liabilities arising from the presence of any hazardous materials located on the leased premises on or before the date that is the later of November 15, 2007 or the date the leased premises is substantially completed and delivered to LESSEE and not caused in any way by LESSEE.

     CC. In the event this lease is terminated and LESSEE pays LESSOR accelerated rent in accordance with the provisions of Section 20 herein, LESSOR shall credit LESSEE for any rents actually received by LESSOR over the balance of the lease term minus all costs incurred by LESSOR in re-letting the leased premises. LESSOR’s failure to re-let the leased premises despite LESSOR’s reasonable efforts shall not limit LESSEE’s liability hereunder.
     DD. LESSEE shall take all reasonable action to mitigate the noise levels generated during the course of LESSEE’s business to a level typical of and reasonable for multi-tenant commercial buildings.
     EE. Notwithstanding anything to the contrary contained in Section 20 of the lease, In the event that the entire balance of rent is accelerated pursuant to Section 20 above on account of the non-payment of any sums due under this lease, provided LESSEE then fully cures such non-payment and pays any other sums that are then due (including LESSOR’s reasonable legal fees and costs) prior to the entry of a judgment for possession, LESSOR agrees to reinstate the lease in full and to waive the acceleration of the rent, without waiving any rights which may arise with respect to any subsequent default. Time is of the essence.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
	Date: September 14, 2007		Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	10070554-RSY-H
AMENDMENT TO LEASE # 1
     In connection with a lease currently in effect between the parties at 42 Cummings Park, Woburn , Massachusetts, fully executed on September 14, 2007 and terminating on the date that is 62 months following the date the leased premises are substantially completed and delivered to LESSEE , and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC , LESSEE, hereby agree, effective upon full execution , to amend said lease as follows:
1.	Base rent is hereby changed to four hundred nineteen thousand eight hundred eighty six (419,886) dollars per year or $34,990.50 per month.

2.	Paragraph F of the Rider to Lease is hereby deleted and the following shall now apply. LESSOR, at a total charge to LESSEE of $367,758, shall complete alterations and improvements within the leased premises in accordance with the mutually agreed upon plan and specifications attached hereto. LESSOR shall also complete up to $32,242 of mutually agreed upon future modifications to the leased premises following LESSEE’s written request. The parties agree that said $400,000 in charges is included in the rent set forth in Section 1 above. If any changes or additions exceed the $400,000 of amortized improvements, LESSEE shall immediately pay the charges for said changes or additions.

3.	Paragraph G of the Rider to Lease is hereby deleted and the following shall now apply. LESSOR will use reasonable efforts to substantially complete, except for punch list items, if any, the modifications to the leased premises set forth on the mutually agreed upon plan attached hereto on or before January 31, 2008 (the “Completion Date”).

4.	Paragraph H of the Rider to Lease is hereby deleted and the following shall now apply. If LESSOR fails to substantially complete the modifications on or before January 31, 2008, LESSEE may elect to cancel the lease by giving LESSOR written notice to that effect on or before February 4, 2008, whereupon LESSOR shall refund all monies previously paid by LESSEE to LESSOR and neither party shall have any further obligation to the other. Cancellation of the lease and the refund of any monies paid by LESSEE shall be LESSEE’s sole and exclusive remedies for any failure by LESSOR to substantially complete the modifications as provided herein. In the event LESSEE in any way delays LESSOR’s substantial Completion, however (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s work, any delay in LESSEE providing information to LESSOR for any permits or plans or any interference by LESSEE or LESSEE’s representative with LESSOR’s work), there shall be no abatement of rent for such period of delay, and the above dates for substantial completion and notice of termination shall be extended by the length of such delay. Time is of the essence.

5.	Paragraph J of the Rider to Lease is hereby deleted and the following shall now apply. Notwithstanding anything to the contrary in Section 1 of the lease or Section 1 above, LESSEE shall pay monthly base rent due pursuant to the schedule below during the initial 62 month term of the lease from the date the leased premises are substantially completed and delivered to LESSEE. All other terms and conditions of Section 1 of the lease shall continue to apply.

Term	Monthly Rent
Months 1-2	$0
Months 3-14	$30,510.56
Months 15-26	$32,302.56
Months 27-38	$33,198.56
Months 39-50	$34,094.56
Months 51-62	$34,990.50
6.	LESSOR acknowledges that LESSEE previously paid $22,480 to be applied to monthly rent due for Month 3 in accordance with the schedule set forth in Section 6 above. LESSEE shall pay the $8,030.56 balance of monthly rent due for Month 3 upon LESSEE’s execution of this amendment.
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In witness whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 11th day of December, 2007.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
	Date: December 11, 2007		Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	01080026-RSY-F
AMENDMENT TO LEASE # 2
     In connection with a lease currently in effect between the parties at 42 Cummings Park, Woburn , Massachusetts, fully executed on September 14, 2007 and terminating on the date that is 62 months following the date the leased premises are substantially completed and delivered to LESSEE , and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC , LESSEE, hereby agree, effective upon full execution , to amend said lease as follows:
1.	Section 4 of Amendment to Lease #1 is hereby deleted, Paragraph G of the Rider to Lease shall remain deleted and the following shall now apply. LESSOR will use reasonable efforts to substantially complete, except for punch list items, if any, the modifications to the leased premises set forth on the amended plan attached to Amendment to Lease #1, on Additional Work Authorizations numbered 7, 9 and 10, and on plans SK-6 and SK-8 (the “Modifications”) on or before March 6, 2008 (the “Completion Date”).

2.	Section 5 of Amendment to Lease #1 is hereby deleted, Paragraph H of the Rider to Lease shall remain deleted and the following shall now apply. If LESSOR fails to substantially complete the Modifications on or before March 6, 2008, LESSEE may elect to cancel the lease by giving LESSOR written notice to that effect on or before March 10, 2008 (the “Cancellation Date”), whereupon LESSOR shall refund all monies previously paid by LESSEE to LESSOR and neither party shall have any further obligation to the other. Cancellation of the lease and the refund of any monies paid by LESSEE shall be LESSEE’s sole and exclusive remedies for any failure by LESSOR to substantially complete the Modifications on or before March 6, 2008. In the event LESSEE in any way delays the Completion Date, however (which shall include without limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s work, any delay in LESSEE providing information or approval to LESSOR for any permits or plans or any interference by LESSEE or LESSEE’s representative(s) with LESSOR’s work), there shall be no abatement of rent for such period of delay, and the Completion Date shall be extended by the length of such delay. In all events, the Cancellation Date shall be March 10, 2008. Time is of the essence.

3.	Notwithstanding anything to the contrary in the lease, the term of the lease shall commence at noon on February 1, 2008 and shall terminate at noon on March 30, 2013.

4.	Section 6 of Amendment to Lease #1 is hereby deleted, Paragraph J of the Rider to Lease shall remain deleted, and the following shall now apply. Notwithstanding Section 1 of the lease, LESSEE shall pay monthly base rent pursuant to the schedule below during the initial 62-month lease term.

Term	Monthly Rent
February 1, 2008 - March 31, 2008	$0
April 1, 2008 - March 31, 2009	$30,510.56
April 1, 2009 - March 31, 2010	$32,302.56
April 1, 2010 - March 31, 2011	$33,198.56
April 1, 2011 - March 31, 2012	$34,094.56
April 1, 2012 - March 30, 2013	$34,990.50
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In witness whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 11th day of February, 2008.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	01080026-RSY-F
AMENDMENT TO LEASE # 2
     In connection with a lease currently in effect between the parties at 42 Cummings Park, Woburn, Massachusetts, fully executed on September 14, 2007 and terminating on the date that is 62 months following the date the leased premises are substantially completed and delivered to LESSEE, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC, LESSEE, hereby agree, effective upon full execution, to amend said lease as follows:
1.	Section 5 of Amendment to Lease #1 and Paragraph H of Rider to Lease shall be changed to: All work and improvements will be completed on or before February 15, 2008.
2.	Notwithstanding-anything to the contrary contained in the Lease or Amendment to Lease #1, LESSEE shall commence payment of monthly rent to LESSOR the amount identified in Section 1 of Amendment to Lease #1, on February 1, 2008.
3.	Notwithstanding anything to the contrary contained in the Lease or Amendment to Lease #1, the term of the lease shall commence at noon on February 1, 2008 and shall terminate at noon on March 30, 2013.
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms, conditions and covenants of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the conditions herein shall control and supersede any earlier provisions.
     In witness whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 11th day of February, 2008.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	05080276-RS-A
AMENDMENT TO LEASE # 3
     In connection with a lease in effect between the parties at 42 Cummings Park, Woburn, Massachusetts, fully executed on September 14, 2007 and terminating on March 30, 2013, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC, LESSEE, hereby agree, effective upon full execution, to amend said lease as follows:
1.	LESSOR hereby authorizes LESSEE, at LESSEE’s sole expense, to install and operate for LESSEE’s use (only) one receiving dish on the roof of the building in a location to be mutually agreed upon by the parties and in accordance with LESSOR’s building standards and construction specifications and Section 12 of the lease. Prior to commencing installation, LESSEE shall be responsible, at LESSEE’s sole expense, for obtaining any necessary permits and LESSOR’s written approval for the installation.
2.	LESSEE warrants that said receiving dish shall not interfere with any other radio, electronic or other equipment at any property managed by LESSOR, whether currently existing or installed in the future, and LESSEE agrees, in the event LESSOR notifies LESSEE of any such interference, to correct such interference at LESSEE’s sole expense within seven days after such notice. In addition to the foregoing, LESSOR shall have the right to terminate said use in the event LESSEE fails to correct any interference within said seven-day cure period.
3.	LESSOR consents to LESSEE’s limited access to the roof for maintenance of said receiving dish and associated wiring (only). LESSEE further agrees that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR harmless from, any and all property damage and personal injury associated in any way with the activities of LESSEE and LESSEE’s agents, employees and contractors on the roof and/or the location, installation or maintenance of LESSEE’s equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane without regard to cause.
4.	LESSOR acknowledges receipt of $500 towards its legal, administrative and design expenses (only) in connection with this consent, and LESSEE shall pay LESSOR for any additional expenses including but not limited to roof work, if any, to accommodate the installation of LESSEE’s receiving dish.
5.	The second sentence of Section 4 of Amendment to Lease #2 is hereby deleted and replaced with the following. Notwithstanding anything to the contrary in Section 1 of the lease or Section 1 of Amendment to Lease #1, LESSEE shall pay monthly base rent pursuant to the schedule below during the initial 62 month lease term.

Term	Monthly Rent
February 1, 2008 - March 31, 2008	$0
April 1, 2008 - March 31, 2009	$30,510.56
April 1, 2009 - March 31, 2010	$32,302.56
April 1, 2010 - March 31, 2011	$33,198.56
April 1, 2011 - March 31, 2012	$34,094.56
April 1, 2012 - March 30, 2013	$34,990.50
     This amendment shall not bind either party in any manner until it has been executed by both parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this 20th day of May, 2008.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia, Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	06080376-DSR-G
AMENDMENT TO LEASE # 4
     In connection with a lease in effect between the parties at 42 Cummings Park, Woburn, Massachusetts, fully executed on September 14, 2007 and terminating on March 30, 2013, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC, LESSEE, hereby agree, effective April 1 2009, to amend said lease, including its terms, conditions, covenants and obligations (“terms”), as follows:
1.	Base rent is hereby changed to six hundred twenty three thousand one hundred eighteen (623,118) dollars per year or $51,926.50 per month.
2.	Upon execution of this amendment, the security deposit shall be increased by $14,600 from $200,000 to a new total of $214,600. LESSEE shall pay this increase upon LESSEEs execution of this amendment.
3.	The size of the premises is hereby increased by approximately 7,008 square feet, from approximately 10,752 square feet, to a new total of approximately 17,760 square feet with the addition of 66 and 67 Cummings Park, Woburn, Massachusetts.
4.	In the event LESSOR fails for any reason to obtain possession of 66 and 67 Cummings Park on or before April 10, 2009, LESSEE may deduct $29,200 from each monthly rental payment (to be apportioned for any partial month) from April 11, 2009 until such time as LESSOR obtains possession of 66 and 67 Cummings Park. This rent deduction shall be LESSEE’s sole remedy for any delay in obtaining or failure to obtain possession of 66 and 67 Cummings Park.
5.	LESSOR, at LESSOR’S cost, shall, at 66 and 67 Cummings Park (only), repair and repaint all drywall partitions, replace glass and light bulbs as needed, change all primary lock cylinders on exterior entry doors, clean all carpet and create one arched opening between 42 Cummings Park and 67 Cummings Park before or around the time LESSEE takes possession of 66 and 67 Cummings Park. 66 and 67 Cummings Park shall be equipped with either the heating and cooling equipment located therein on August 13, 2008 or comparable equipment. LESSEE accepts all such heating and cooling equipment at 66 and 67 Cummings Park in “as is” condition and LESSOR represents that all electrical and mechanical systems at 66 and 67 Cummings Park shall be in good working order upon LESSOR’s delivery of 66 and 67 Cummings Park to LESSEE.

6.	LESSOR, at LESSEE’s request and sole expense, shall make alterations necessitated by LESSEE’s use of the premises according to a plan to be mutually agreed upon by both parties. At LESSEE’s request, the charges for certain alterations, in an amount not to exceed $225,000, agreed to in advance and completed by LESSOR or LESSOR’S agents, will be incorporated into the lease by separate amendment to be attached hereto, amortized with interest at a rate of eight percent per annum, and then paid for by LESSEE in the same manner as base rent which shall otherwise be due. LESSEE agrees to pay the balance of the charges for said alterations immediately upon LESSOR’s completion of said alterations.
7.	If LESSOR should make any alterations and amortize the cost thereof pursuant to the preceding paragraph, then LESSEE shall provide LESSOR with additional security equal to half the amortized cost of said alterations to ensure payment of all charges to be amortized.
8.	Section 5 of Amendment to Lease #3 and Section 4 of Amendment to Lease #2 are hereby deleted, Section 6 of Amendment to Lease #1 and Paragraph J of the Rider to Lease shall remain deleted, and the following shall now apply. Notwithstanding anything to the contrary in Section 1 of the lease or Section 1 above, LESSEE shall pay monthly rent pursuant to the schedule below without any “Cost of Living” increases:

Term	Monthly Rent
April 1, 2009 - May 31, 2009	$32,302.56
June 1, 2009 - March 31, 2010	$46,902.56
April 1, 2010 - March 31,2011	$48,966.56
April 1, 2011 - March 31,2012	$50,446.56
April 1, 2012 - March 30, 2015	$51,926.50
9.	Notwithstanding anything to the contrary in Section 18 of the lease or this Section 9, LESSOR agrees to pay a brokerage commission, which is currently estimated to be $26,420.16, on LESSEE’s behalf to Colliers Meredith & Grew on account of this amendment (only). LESSEE warrants that this amount is the total commission to be paid by LESSOR on account of this amendment.
10.	Effective upon LESSEE’s execution of this amendment, Paragraph U of the Rider to Lease shall be deleted and of no further force or effect.
11.	Notwithstanding the effective date of this amendment, upon full execution of this amendment, full payment of the security deposit increase provided for in Section 2 above and LESSEE’s production of all required insurance certificates, LESSEE may occupy approximately 1,523 square feet at 370 West Cummings Park (the “temporary premises”) temporarily until LESSOR delivers possession of 66 and 67 Cummings Park. LESSEE shall vacate the temporary premises within three days after LESSOR serves notice that 66 and 67 Cummings Park are available. LESSEE shall have no obligation to pay rent for the temporary premises, but shall pay all utility charges there during LESSEE’s occupancy. LESSEE shall return the temporary premises to LESSOR in the same condition as when fast delivered to LESSEE, and an other terms of the lease shall apply to LESSEE’s occupancy of the temporary premises.
12.	During the initial term of the lease (only), provided LESSEE is not then in arrears of any rent or invoice payments or otherwise in default of the lease; LESSEE shall have the one-time right of first lease of the following additional spaces; (a) approximately 2,134 square feet at 38 Cummings Park, (b) approximately 1,866 square feet at 39 Cummings Park, (c) approximately 6,153 square feet at 45 Cummings Park, (d) approximately 4,843 square feet at 65 Cummings Park, (e) approximately 5,920 square feet at 68 Cummings Park and (f) approximately 2,638 square feet at 72 Cummings Park, at LESSOR’s then-current published rental rate for each space as each becomes available for lease directly from LESSOR, subject to the right of the current lessee (if any) to extend or otherwise renegotiate its lease. LESSEE shall have 48 hours from receipt of notice from LESSOR of said availability to execute a lease or amendment to the lease for each such additional space on said terms. If LESSOR fails to notify LESSEE of the availability of the applicable space and leases such space to others, and LESSEE notifies LESSOR of its desire to lease the applicable space and immediately executes LESSOR’s then-current standard form lease or amendment to lease for said space, LESSOR shall then have 60 days to relocate the other party. If LESSOR fails to relocate the other party within said 60 days and execute the new lease or amendment to lease with LESSEE, then LESSEE may elect, by serving LESSOR with written notice within 30 days after expiration of the 60-day relocation period, to occupy a similar amount of additional space elsewhere in one of LESSOR’s buildings at no charge until such time as LESSOR delivers possession of the applicable space. This shall be LESSEE’s exclusive remedy for any failure by LESSOR to deliver possession of the applicable space or any alleged breach by LESSOR of the provisions of this section. Time is of the essence.
     This amendment shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this 19th day of September, 2008.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	09080523-DSR-A
AMENDMENT TO LEASE # 5
     In connection with a lease in effect between the parties at 42 Cummings Park, Woburn, Massachusetts, fully executed on September 14, 2007 and currently terminating on March 30, 2013, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC, LESSEE, hereby agree, effective upon full execution to amend said lease, including its terms, conditions, covenants and obligations (“items”), as follows:
1.	The temporary premises provided for in Section 11 of Amendment to Lease #4 are hereby changed from approximately 1,523 square feet at 370 West Cummings Park to approximately 6,010 square feet at 2 Tower Office Park, Woburn, MA. LESSOR may require LESSEE to further relocate the temporary premises to another facility consisting of approximately 1,500 square feet at any time during LESSEE’s occupancy of the temporary premises upon ten days’ prior written notice. All other terms of said Section 11 shall continue to apply. LESSOR will pay for all cost associated with the relocation including any damage to equipment caused by the relocation move.
     This amendment shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this 25th day of September, 2008.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Ralph Tapia

	Duly Authorized		Duly Authorized
Print name: Ralph Tapia
Title: Controller

CUMMINGS PROPERTIES, LLC
STANDARD FORM	WD4090215-DSR-A
AMENDMENT TO LEASE # 6
     In connection with a lease in effect between the parties at 42, 66 and 67 Cummings Park, Woburn, Massachusetts, fully executed on September 14, 2007 and currently terminating on March 30, 2013, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties, LLC, LESSOR, and Bioenergy International, LLC, LESSEE, hereby agree to amend said lease, including its terms, conditions, covenants and obligations (“terms”), as follows:
1.	Effective May 1, 2009, base rent shag be changed to six hundred fifty five thousand three hundred sixty (655,360) dollars per year or $54,613.33 per month.
2.	Upon execution of this amendment, the security deposit shall be increased by $54,000 from $214,600 to a new total $268,600. LESSEE shall pay this increase upon LESSEE’s execution of this amendment (a) in cash, (b) by amending the existing Bank of America Irrevocable Standby Letter of Credit No. 68020998 to a new amount of $268,600 or (c) by substituting a new irrevocable standby letter of credit negotiable on sight in the amount of $268,600 and otherwise in accordance with Paragraph S of the Rider to Lease.
3.	LESSOR, at a total charge incorporated into the rent set forth in Section 1 above, shall modify 66 and 67 Cummings Park (only) according to the mutually agreed upon plan and specifications attached hereto within 30 days following full execution of this amendment and LESSOR’s receipt of the $54,000 security deposit increase provided for in Section 2 above.
4.	LESSEE shall move its furniture, furnishings, equipment, inventory and other property as requested by LESSOR to enable LESSOR to carry out the above-described modifications to 66 and 67 Cummings Park. LESSEE shall indemnify, and hold harmless LESSOR and LESSOR’s agents, employees and contractors from any injury or damage arising out of this work. In the event LESSEE in any way delays LESSOR’s substantial completion (which shall include without-limitation any additions and/or changes requested by LESSEE to the scope of LESSOR’s work, any delay in LESSEE providing information to LESSOR for any permits or plans and any interference by LESSEE and/or LESSEE’s contractor with LESSOR’s work), the above date for substantial completion shall be extended by the length of such delay.
5.	Effective May 1, 2009, Section 8 of Amendment to Lease #4 shall be deleted, Section 5 of Amendment to Lease #3, Section 4 of Amendment to Lease #2, Section 6 of Amendment to Lease #1 and Paragraph J of the Rider to Lease shall remain deleted and the following shall then apply. Notwithstanding anything to the contrary in Section 1 of the lease or Section 1 above, LESSEE shall pay monthly rent pursuant to the schedule below without any “Cost of Living” increases:

Term	Monthly Rent
May 1, 2009 - May 31, 2009	$34,989.43
June 1, 2009 - March 31, 2010	$49,589.43
April 1, 2010 - March 31,2011	$51,653.43
April 1, 2011 - March 31,2012	$53,133.43
April 1, 2012 - March 30, 2013	$54,613.37
6.	Notwithstanding anything to the contrary in Section 1 of Amendment to Lease #5 or Section 11 of Amendment to Lease #4, LESSEE shall vacate the temporary promises within three days after LESSOR serves notice to LESSEE that the modifications described in Section 3 above are substantially complete. Notwithstanding anything to the contrary in Section 1 of Amendment to Lease #5 or Section 11 of Amendment to Lease#4, commencing April 1, 2009, LESSEE shall pay monthly rent in the amount of $3,059.47 :for the temporary premises (to be apportioned for any partial month) until LESSEE vacates the temporary premises in accordance with the lease. LESSEE shall pay said monthly rental payments for the temporary premises in the same manner as Wise rent which shall otherwise by due.
     This amendment shall not bind any party in any manner whatsoever until it has been executed by all parties. All other terms of the lease shall continue to apply, and to the extent any inconsistency exists between this amendment and the lease, including any prior amendments, the terms herein shall control and supersede any earlier provisions. In witness whereof, LESSOR and LESSEE, intending to be legally bound, have caused this amendment to be executed this 16th day of April, 2009.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: BIOENERGY INTERNATIONAL, LLC

By:	/s/ Bill Cummings	By:	/s/ Cary A. Veith

	Duly Authorized		Duly Authorized
Print name: Cary A. Veith
Title: Vice President, Research and Development